Exhibit 10.50
AMENDMENT NO. 1 TO
AMERICAN PHYSICIANS ASSURANCE CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT
     THIS AMENDMENT, dated October 24, 2007, amends the Employment Agreement between American Physicians Assurance Company (the “Company”) and [ ] (the “Executive”) dated as of [ ] (the “Employment Agreement”).
     WHEREAS, certain of the compensation payable under the Employment Agreement is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and
     WHEREAS, the Company and the Executive desire to clarify the application of Code Section 409A to the Employment Agreement, effective as of January 1, 2007; and
     WHEREAS, prior to January 1, 2007, the Employment Agreement was administered in good faith compliance with Code Section 409A based on IRS guidance in effect during such time-period.
     NOW THEREFORE, the Employment Agreement is amended as set forth below.
1.	Section 5(f) “BUSINESS EXPENSES” is amended with the addition of the following sentence at the end of the paragraph:

Business expenses shall be submitted to the Company and paid no later than the end of the calendar year in which they are incurred.

2.	The introductory paragraph in 7(d) “INVOLUNTARY TERMINATION/ CHANGES OF CONTROL” is amended and restated in its entirety to read as follows:

INVOLUNTARY TERMINATION/CHANGE OF CONTROL. In the event the Executive’s employment is involuntarily terminated under Section 6(d) or 6(c), the Company shall pay or provide to the Executive, subject to the Executive signing and delivering to the Company a release and separation agreement reasonably acceptable to the Company, which shall become final and binding no later than 30 days following the Date of Termination.

3.	Section 7(d)(vii) relating to attorney fees is amended with the addition of the following sentence at the end of the paragraph:

The reimbursement of attorney fees shall occur no later than the end of the calendar year following the calendar year in which the attorney fees are incurred.

4.	Section 7(d) (viii) “Specified Employee Delay in Payments” is added to the Employment Agreement to read as follows:

viii.	Specified Employee Delay in Payments – If the Executive is a “Specified Employee” as defined in Treasury Regulation 1.409A-1(i) at the time of termination of employment, and the application of Code Section 409A would require compensation under the Employment Agreement that normally would be payable to the Executive during the first six months after termination of employment to be delayed, any delayed payments shall be aggregated and paid to the Executive in a lump sum on the first business day after the lapse of six months following the Executive’s termination of employment.
     IN WITNESS WHEREOF, American Physicians Capital, Inc. has caused this AMENDMENT No. 1 to be executed on this the 25th day of October, 2007.

EXECUTIVE	AMERICAN PHYSICIANS ASSURANCE CORPORATION

BY:

AMERICAN PHYSICIANS CAPITAL, INC.

BY: